Exhibit 99.1

Press Release

For further information:

Investor Relations &
Media:	Corporate Communications:
Rob Kloppenburg	Amy Hedison
Fleishman-Hillard	EXACT Sciences Corporation
P: (617) 267-8223	P: (508) 683-1252
E: kloppenr@fleishman.com	E: ahedison@exactsciences.com

EXACT SCIENCES ANNOUNCES FIRST QUARTER 2005 RESULTS

MARLBOROUGH, Mass. – (April 25, 2005) – EXACT Sciences Corporation (NASDAQ: EXAS) today announced results for the first quarter ending March 31, 2005.

For the quarter ending March 31, 2005, total revenues of $1.2 million were equal to the total revenues for the quarter ending March 31, 2004.  These revenues reflect the amortization of up-front license fee payments from Laboratory Corporation of America® Holdings (LabCorp®), royalties on LabCorp’s sales of PreGen-Plus™, and sales of Effipure™ units to LabCorp.  Net loss for the quarter ending March 31, 2005 totaled $4.6 million, or $0.17 per share, compared to a net loss of $5.3 million, or $0.23 per share, for the same quarter last year.

In February, the Company took steps to focus its research and development efforts primarily on improving the sensitivity and other performance aspects of PreGen-Plus, which allowed the Company to reduce its cost structure accordingly.  This restructuring involved a workforce reduction of 10 employees, principally in the research and development functions, and a reduction in the space leased at the Company’s corporate headquarters from 56,000 square feet to 37,000 square feet.  A charge of $0.6 million was recorded in the first quarter of 2005 in connection with the restructuring.

During the quarter, 771 PreGen-Plus tests were accessioned by LabCorp as compared to 757 accessions for the comparable quarter of the prior year.  As of March 31, 2005, EXACT Sciences had approximately $44 million in cash, cash equivalents and short-term investments.

“We are excited about the positive review that PreGen-Plus received in March from Blue Shield’s California Technology Assessment Forum (CTAF), which lends important independent support to our belief that EXACT’s technology is an important tool for colorectal cancer screening,” stated Don Hardison, EXACT Sciences’ President and Chief Executive Officer.  “In addition to the CTAF decision, we continue to work with LabCorp on new sales initiatives designed to increase product adoption.  Although inclusion into screening guidelines and major payor reimbursement policy decisions, including the Medicare program, are most critical to our success, there is much we are doing now to help support our market goals.  These efforts include a cost reduction program that could allow LabCorp to lower the price, and the implementation of a medical service organization to help improve patient screening compliance rates.”

The following first quarter highlights will also be among the topics discussed on the Company’s conference call on April 26, 2005 at 8:30 a.m. EDT:

•                  Blue Shield’s California Technology Assessment Forum’s decision that PreGen-Plus is safe, effective, and improves net health outcomes for the general population;

•                  The launch of a medical service program in connection with PreGen-Plus aimed at increasing patient screening compliance and maximizing the number of tests accessioned and

•                  Observations from the Company’s six-month sales pilot program and the implications for the overall PreGen-Plus sales strategy.

First Quarter 2005 Conference Call

EXACT Sciences will host a conference call for its first quarter 2005 financial and operating results on Tuesday, April 26, 2005 at 8:30 a.m. EDT.  A live Webcast of the conference call, as well as an archived version following the completion of the call, will be available at www.exactsciences.com by clicking on the Investor Relations link.  The conference call and Webcast are open to all interested parties.

Information for the call is as follows:

Domestic callers:	800-573-4840

International callers:	617-224-4326

Participant Passcode:	48842720

The conference call replay information is as follows:

Domestic callers:	888-286-8010

International callers:	617-801-6888

Passcode:	25606483

About EXACT Sciences Corporation

EXACT Sciences Corporation uses applied genomics to develop effective, patient-friendly screening methods to detect cancer early.  Its first commercial test, PreGen-Plus™, is used for screening colorectal cancer in the average-risk population.  Colorectal cancer, which is the most deadly cancer among non-smokers, is curable if detected early.  Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, however, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high.  EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated.  Founded in 1995, EXACT Sciences is based in Marlborough, Mass.  Detailed information on EXACT Sciences and PreGen-Plus can be found on the World Wide Web at www.exactsciences.com and www.pregenplus.com.

Certain statements made in this press release that are not based on historical information are express or implied forward-looking statements relating to, among other things, EXACT Sciences’ expectations concerning, among other things, its future sales volumes, revenues and expenses, its business outlook and business, the likelihood of third-party reimbursement of its technologies and the future inclusion of its products in reimbursement guidelines, the Company’s marketing and sales strategies and programs and their likely future success and the effectiveness and market acceptance of its technologies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EXACT Sciences’ control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements.  In particular, the risks and uncertainties include, among other things, the ability of EXACT Sciences to become profitable; the success of its strategic relationship with LabCorp; its ability to license certain technologies or obtain raw materials for its technologies; the ability to convince Medicare and other third-party payors to provide adequate reimbursement for EXACT Sciences’ products and services; the ability to convince medical practitioners to order tests using EXACT Sciences’ technologies; the ability to increase the performance of the PreGen-Plus test; the ability of EXACT Sciences or LabCorp to lower costs through automating and simplifying key operational processes; the inclusion of PreGen-Plus in cancer screening guidelines; the number of people who decide to be screened for colorectal cancer using EXACT Sciences’ technologies; competition; the ability to comply with federal and state statutes and regulations relating to EXACT Sciences’ products and services, including FDA requirements, the U.S. Department of Transportation and the Clinical Laboratory Improvement Amendments; the ability to protect EXACT Sciences’ intellectual property and the cost of enforcing or defending EXACT Sciences in litigation relating to intellectual property rights; the possibility that other companies will develop and market novel or improved methods for detecting colorectal cancer; and the ability to raise additional capital on acceptable terms.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  EXACT Sciences undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.  For additional disclosure regarding these and other risks faced by EXACT Sciences, see the disclosure contained in EXACT Sciences’ public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K and subsequent SEC filings.

(tables follow)

EXACT SCIENCES CORPORATION

Selected Unaudited Financial Information

Statements of Operation Data

(In thousands, except per share data)

	Three Months Ended March 31,
	2005	2004
Revenue:
Product royalty fees	$68	$22
License fees	1,128	1,128
Product	51	27
	1,247	1,177
Gross profit (loss):
Product royalty fees	64	21
License fees	1,128	1,128
Product	7	(4)
	1,199	1,145

Operating Expenses:
Research and development	2,281	3,134
Sales and marketing	1,599	1,327
General and administrative	1,221	1,967
Restructuring	626	—
Stock-based compensation	303	126
	6,030	6,554

Loss from operations	(4,831)	(5,409)

Interest income	246	118

Net loss	$(4,585)	$(5,291)

Net loss per share - basic and diluted	$(0.17)	$(0.23)

Weighted average common shares outstanding - basic and diluted	26,203	22,949

EXACT SCIENCES CORPORATION

Condensed Unaudited Balance Sheet Data

(In thousands)

	March 31, 2005	December 31, 2004
Assets
Cash and cash equivalents	$9,333	$13,092
Short-term investments	35,001	37,188
Prepaid expenses	2,112	1,835
Property and equipment, net	1,485	1,954
Patent costs, net and other assets	1,922	2,042
Total assets	$49,853	$56,111

Liabilities and stockholders’ equity
Total current liabilities	5,919	6,858
Deferred licensing fees, less current portion	10,180	11,270
Total stockholders’ equity	33,754	37,983
Total liabilities and stockholders’ equity	$49,853	$56,111

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and the Company’s Form 10-Q for the three months ended March 31, 2005.

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